Exhibit 99.1

Analyst Contact:	Greg Slome
Sparton Corporation
Email: gslome@sparton.com
Office: (847) 762-5812

Media Contact:	Mike Osborne
Sparton Corporation
Email: mosborne@sparton.com
Office: (847) 762-5814

Investor Contact:	John Nesbett/Jennifer Belodeau
Institutional Marketing Services
Email: jnesbett@institutionalms.com
Office: (203) 972-9200

FOR IMMEDIATE RELEASE

Sparton Corporation Reports 43% Increase in Adjusted EPS to

$0.40 for Fiscal 2012 Fourth Quarter;

Operating Margin for Fourth Quarter Increases to 10%;

2012 Full Year Revenues Increase 10%

SCHAUMBURG, IL. — September 5, 2012 — Sparton Corporation (NYSE: SPA) today announced results for the fourth quarter of fiscal 2012 ended June 30, 2012. The Company reported fourth quarter sales of $61.3 million, up from $60.9 million in the fourth quarter of fiscal 2011. Reported net income for the fourth quarter of fiscal 2012 was $4.1 million or $0.40 per share, compared to a net loss of $0.7 million, or $0.07 per share, in the same quarter a year ago. After non-GAAP adjustments, fourth quarter fiscal 2012 adjusted net income was $4.0 million, or $0.40 per share, compared to adjusted net income of $2.9 million, or $0.28 per share, in the prior year quarter.

Cary Wood, president & CEO, commented, “We are extremely pleased with our fourth quarter performance. While showing a modest increase in sales over the prior year quarter, we increased profitability across all three segments, finishing the year with what was by most operational measures our best quarter since we began our turnaround in fiscal 2009.”

Consolidated results for the quarters and years ended June 30, 2012 and 2011:

	For the Quarter Ended June 30,		For the Year Ended June 30,
($ in 000’s, except per share)	2012	2011	2012	2011
Net sales	$61,326	$60,902	$223,577	$203,352

Gross profit	12,261	10,393	38,502	33,168
Adjusted gross profit	12,261	10,393	38,396	33,168

Operating income (loss)	6,067	(12,343)	14,545	(3,829)
Adjusted operating income	6,058	4,471	14,371	10,373

Net income (loss)	4,052	(727)	9,508	7,461
Adjusted net income	4,043	2,860	9,312	6,566

Income (loss) per share – basic	0.40	(0.07)	0.93	0.73
Adjusted income per share – basic	0.40	0.28	0.92	0.64

Income (loss) per share – diluted	0.40	(0.07)	0.93	0.73
Adjusted income per share – diluted	0.40	0.28	0.91	0.64

Adjusted EBITDA	6,770	5,147	16,701	12,425

Fourth Quarter Financial Highlights

•	Adjusted net income of $4.0 million, or $0.40 per share, versus adjusted net income of $2.9 million, or $0.28 per share in the prior year quarter.

•	Adjusted operating margin of 9.9% compared to 7.3% in same quarter last year.

•	Awarded twelve new business programs, of which five were with new customers, during the fourth quarter of fiscal 2012 with estimated future annualized revenue of $5.2 million.

•	Quarter end sales backlog of approximately $148.4 million, representing an 8% increase over a year ago.

•	Adjusted EBITDA of $6.8 million versus $5.1 million in the prior year quarter, an increase of 32%.

•	July 2012 amendment and extension of the Company’s revolving credit facility.

Additional Fiscal 2012 Financial Highlights

•	Net sales of $223.6 million, representing a 10% increase from the prior year.

•	Adjusted net income of $9.3 million, or $0.91 per diluted share, versus adjusted net income of $6.6 million, or $0.64 per diluted share in the prior year.

•	Awarded 40 new business programs, of which 20 were with new customers, during fiscal 2012 with estimated future annualized revenue of $23.8 million.

•	Adjusted EBITDA of $16.7 million versus adjusted EBITDA of $12.4 million in the prior year, an increase of 34%.

•	Repurchases of common shares during fiscal 2012 totaling $3.0 million or approximately 368,000 shares.

Segment Results

Medical Device (“Medical”)

Fourth Quarter Results

Medical sales increased approximately $0.4 million in the three months ended June 30, 2012 as compared to the same quarter last year as growth in existing customer programs and revenue from new business wins outpaced $4.2 million of decreased sales to Siemens due to its dual sourcing decision. Mr. Wood stated, “The revenue growth Medical achieved in the fourth quarter is evidence of our ongoing business development efforts, which have resulted in 12 new business program wins for this business during fiscal 2012.” The gross profit percentage on Medical sales increased to 14.6% for the three months ended June 30, 2012 compared to 13.3% for the three months ended June 30, 2011. The quarter over quarter comparison primarily reflects favorable product mix for the segment as well as increased capacity utilization at the Frederick, Colorado facility, partially offset by decreased capacity utilization at the Strongsville, Ohio facility. Selling and administrative expenses relating to the Medical segment were $1.6 million and $1.5 million for the three months ended June 30, 2012 and 2011, respectively, reflecting increased allocated corporate selling and administrative expenses in the current year quarter, partially offset by cost savings from the consolidation of the Colorado facilities. Medical recognized impairments of goodwill and customer relationship intangibles of $13.2 million and $3.7 million, respectively, in the fiscal 2011 fourth quarter related to the Company’s Ohio Medical business which was acquired in fiscal 2006. Medical reported operating income of $2.4 million for the quarter ended June 30, 2012 compared to an operating loss of $14.9 million in the prior year quarter. Adjusted operating income was $2.4 million for the quarter ended June 30, 2012 compared to operating income of $2.0 million in the prior year quarter.

Fiscal Year Results

Medical sales increased approximately $12.9 million or 13.1% in the year ended June 30, 2012 as compared with the prior year. Excluding the impact of $12.7 million of decreased sales to Siemens Diagnostics due to its dual sourcing decision, and excluding the impact of $10.1 million of fiscal 2011 pre-acquisition sales related to Delphi Medical and Byers Peak, Medical sales increased approximately $15.5 million as compared with the prior year. Included within this net sales increase was a $10.8 million increase in sales related to Fenwal Blood Technologies programs and a $3.6 million negative impact of another customer’s disengagement during fiscal 2011. The adjusted gross profit percentage on Medical sales remained relatively consistent at 13.6% for the year ended June 30, 2012 compared to 13.2% for the prior year. The increase in gross margin on Medical sales resulted primarily from favorable product mix and increased capacity utilization at the Frederick, Colorado facility. Selling and administrative expenses relating to the Medical segment were $6.2 million and $6.0 million for the years ended June 30, 2012 and 2011, respectively, reflecting increased allocated corporate selling and administrative expenses and costs in the current year period relating to changes in operational leadership, partially offset by charges in the prior year period related to a $0.4 million unfavorable arbitration award related to a dispute with a disengaging customer. Medical reported operating income of $8.7 million for the year ended June 30, 2012 compared to an operating loss of $8.0 million in the prior year. Adjusted operating income was $8.5 million in the current year compared to $6.4 million in the prior year.

Complex Systems (“CS”)

Fourth Quarter Results

CS sales increased approximately $1.0 million in the three months ended June 30, 2012, reflecting $1.7 million of increased sales to new and existing customers, partially offset by $0.7 million decreased intercompany sales as compared with the same quarter last year. The gross profit percentage on CS sales increased to 15.5% for the three months ended June 30, 2012 compared to 12.3% for the three months ended June 30, 2011. The quarter over quarter comparison primarily reflects favorable product mix and increased capacity utilization, somewhat offset by certain new program start-up costs in the current year quarter. Mr. Wood commented, “While sales mix and volume fluctuations continue to cause our Complex Systems margins to fluctuate on a quarterly basis, I am encouraged with the year-over-year improvement in our gross margin percent. In particular, we have made significant progress in enhancing the contribution from our Vietnam facility. Recently, Vietnam became a U.S. Food and Drug Administration registered facility for its manufacturing processes enabling us for the first time to offer a low cost country solution for our current and future Medical customers.” Selling and administrative expenses relating to the CS segment were $0.6 million for the three months ended June 30, 2012 compared to $0.8 million for the three months ended June 30, 2011, primarily reflecting decreased allocated corporate selling and administrative expenses in the current year quarter. CS reported operating income of $1.8 million for the quarter ended June 30, 2012 compared to operating income of $1.0 million in the prior year quarter.

Fiscal Year Results

CS sales increased approximately $3.8 million or 7.6% in the year ended June 30, 2012 as compared with the prior year. The comparable sales reflect $6.1 million of increased sales to multiple new and existing customers as well as $0.8 million increased intercompany sales, partially offset by $3.1 million reduced demand for two customers’ programs. The gross profit percentage on CS sales increased to 10.7% for the year ended June 30, 2012 compared to 9.7% for the year ended June 30, 2011. The period over period comparison primarily reflects improved capacity utilization at the Company’s Vietnam facility in the current year period and favorable changes in product mix, partially offset by an increase in new program start-up costs in the current year period. Selling and administrative expenses relating to the CS segment were $2.8 million for the year ended June 30, 2012 compared to $3.3 million for the year ended June 30, 2011, primarily reflecting decreased allocated corporate selling and administrative expenses in the current year period. CS reported operating income of $3.0 million for the year ended June 30, 2012 compared to operating income of $1.6 million in the prior year. Adjusted operating income was $3.0 million in the current year compared to $1.5 million in the prior year.

Defense & Security Systems (“DSS”)

Fourth Quarter Results

DSS sales decreased approximately $1.6 million in the three months ended June 30, 2012 as compared with the same quarter last year, reflecting decreased U.S. Navy sonobuoy production and legacy digital compass sales, partially offset by increased sonobuoy sales to foreign governments and, to a lesser extent, increased engineering sales revenue in the current year quarter. The gross profit percentage on DSS sales for the three months ended June 30, 2012 was 27.0% compared to 21.5% for the three months ended June 30, 2011. Gross profit percentage was positively affected in the current year quarter by an increase in foreign sonobuoy sales and a favorable mix on those sales, partially offset by the adverse impact from decreased digital compass sales. Mr. Wood said, “As indicated in the past, DSS sales mix can fluctuate dramatically between quarters and within any fiscal year based on the timing of both U.S. Navy contracts and foreign orders. As foreign sales in fiscal 2012 were at unusually high levels, we expect a drop in foreign orders in fiscal 2013, with the majority of those sales being shipped in the second half of the fiscal year.” Selling and administrative expenses relating to the DSS segment remained relatively consistent at $0.9 million for each of the three months ended June 30, 2012 and 2011, respectively. The Company incurred $0.3 million and $0.5 million of internally funded research and development expenses in the three months ended June 30, 2012 and 2011, respectively. DSS reported operating income of $4.4 million for the quarter ended June 30, 2012 compared to operating income of $3.4 million in the prior year quarter.

Fiscal Year Results

DSS sales increased approximately $4.4 million or 6.3% in the year ended June 30, 2012 as compared with the prior year, reflecting increased sonobuoy sales to foreign governments and, to a lesser extent, increased engineering sales revenue, partially offset by decreased U.S. Navy sonobuoy production and digital compass sales in the current year. The gross profit percentage on DSS sales for the year ended June 30, 2012 was 23.6% compared to 22.1% for the year ended June 30, 2011. Gross profit percentage was positively affected in the current fiscal year by a significant increase in foreign sonobuoy sales, partially offset by the adverse impact from decreased digital compass sales and by increased costs resulting from sonobuoy quality improvement activities in the current year period. Selling and administrative expenses relating to the DSS segment were $3.8 million and $3.4 million for the years ended June 30, 2012 and 2011, respectively, reflecting increased business development efforts in the current fiscal period. The Company incurred $1.3 million and $1.1 million of internally funded research and development expenses in the years ended June 30, 2012 and 2011, respectively. DSS reported operating income of $12.4 million for the year ended June 30, 2012 compared to operating income of $10.9 million in the prior year.

Liquidity and Capital Resources

As of June 30, 2012, the Company had approximately $47.0 million in cash and cash equivalents, including $25.8 million of advance billings received under U.S. Navy contracts in excess of the funding of production to date under those contracts. The Company had no outstanding borrowings against available funds on its $20 million revolving credit facility. The credit facility is subject to certain customary covenants with which the Company was in compliance at June 30, 2012. On July 20, 2012, the maturity date of the credit facility was extended to August 13, 2015 and the terms of the agreement were amended to reduce the interest rates on domestic and Eurodollar rate based loans, reduce unused line fees, eliminate any prepayment fee and lessen the restriction on annual capital expenditures. Mr. Wood commented, “We are pleased to continue our relationship with PNC Bank, National Association. The facility extension, with its amended market based terms, provides Sparton with needed flexibility as we look to execute on our growth initiatives.”

Outlook

Sparton President and CEO Cary Wood concluded, “Overall, we continue to make improvements on every front and I am proud of our team for driving better operating metrics across the organization. Our five-year strategic growth plan has provided measured in-roads to success. The progress we have made should provide for year-over-year increases in revenue and profitability with the second half of fiscal 2013 being stronger than the first half as experienced in the previous two fiscal years. We expect to continue to gain traction on our direct selling effort and quest for new opportunities with new prospects as well as current customers. Additionally, we expect to maintain our level of investment in internal research and development to commercially extend our product lines further by enabling our engineering workforce to develop new and innovative proprietary solutions for our end markets. Finally, we recognize that in order to achieve our vision of a $500 million revenue business by 2015, the majority of our growth will have to come from acquisitions and we will continue to seek out appropriate transactions that result in advancing our strategic growth plan while positively influencing shareholder value.”

Conference Call

Sparton will host a conference call with investors and analysts on September 6, 2012 at 10:00 a.m. CDT to discuss its fiscal year 2012 fourth quarter and fiscal year financial results, provide a general business update, and respond to investor questions. To participate, callers should dial (800) 624-1671. Participants should dial in at least 15 minutes prior to the start of the call. A Web presentation link is also available for the conference call: https://www.livemeeting.com/cc/gc_min_pro_usa/join?id=ZBCH7B&role=attend. Investors and financial analysts are invited to ask questions after the presentation is made. The presentation and a replay of the call will be available on Sparton’s Web site: http://www.sparton.com in the “Investor Relations” section for up to two years after the conference call.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), Sparton Corporation has provided non-GAAP financial measures as additional information for its operating results. These measures have not been prepared in accordance with GAAP and may be different from measures used by other companies. Whenever we use non-GAAP financial measures, we designate these measures, which exclude the effect of certain expenses and income, as “adjusted” and provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. The non-GAAP financial measures eliminate or add certain items of expense and income from cost of goods sold, total operating expense, other income (expense) and provision for (benefit from) income taxes. Management believes that this presentation is helpful to investors in evaluating the current operational and financial performance of our business and facilitates comparisons to historical results of operations. Management discloses this information along with a reconciliation of the comparable GAAP amounts to provide access to the detail and nature of adjustments made to GAAP financial results. While some of these excluded items have been periodically reported in our statements of operations, including significant restructuring and impairment charges as well as certain gains on sales of assets, their occurrence in future periods depends on future business and economic factors, among other evaluation criteria, and the occurrence of such events and factors may frequently be beyond the control of management.

We exclude restructuring/impairment charges, gain on acquisition and the related subsequent gross margin effect of an inventory contingency settlement, gain on sale of property, plant and equipment, net, impairment of intangible asset, impairment of goodwill and gain on sale of investment as well as the related tax effect of these items because we believe that they are not related directly to the underlying performance of our fundamental business operations. We exclude these measures when reviewing financial results and for business planning. Although these events are reflected in our GAAP financials, these transactions may limit the comparability of our fundamental operations with prior and future periods.

In fiscal year 2011, we calculated a separate provision for income taxes for GAAP and non-GAAP purposes. For non-GAAP purposes we used a 36% effective tax rate, which represented the estimated effective tax rate on non-GAAP pretax income for that period.

Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization as adjusted for restructuring/impairment charges, gain on acquisition and the related subsequent gross margin effect of an inventory contingency settlement, gain on sale of property, plant and equipment, net, impairment of intangible asset, impairment of goodwill and gain on sale of investment.

About Sparton Corporation

Sparton Corporation (NYSE:SPA), now in its 112th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, field service, and refurbishment. The primary markets served are Medical, Military & Aerospace, and Industrial & Instrumentation. Headquartered in Schaumburg, IL, Sparton currently has five manufacturing locations worldwide. Sparton’s Web site may be accessed at http://www.sparton.com.

Safe Harbor and Fair Disclosure Statement

Certain statements described in this press release are forward-looking statements within the scope of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions. These forward-looking statements reflect Sparton’s current views with respect to future events and are based on currently available financial, economic and competitive data and its current business plans. Actual results could vary materially depending on risks and uncertainties that may affect Sparton’s operations, markets, prices and other factors. Important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, Sparton’s financial performance and the implementations and results of its ongoing strategic initiatives. For a more detailed discussion of these and other risk factors, see Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in Sparton’s Form 10-K for the year ended June 30, 2012, and its other filings with the Securities and Exchange Commission. Sparton undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)(a)

(Dollars in thousands, except per share amounts)

	June 30, 2012	June 30, 2011
Assets
Current Assets:
Cash and cash equivalents	$46,950	$24,550
Accounts receivable, net of allowance for doubtful accounts of $146 and $65, respectively	29,618	23,896
Inventories and cost of contracts in progress, net	35,102	38,752
Deferred income taxes	2,020	4,417
Prepaid expenses and other current assets	2,054	1,796

Total current assets	115,744	93,411
Property, plant and equipment, net	14,260	11,395
Goodwill	7,472	7,472
Other intangible assets, net	1,618	2,053
Deferred income taxes — non-current	5,136	5,740
Other non-current assets	325	2,538

Total assets	$144,555	$122,609

Liabilities and Shareholders’ Equity
Current Liabilities:
Current portion of long-term debt	$131	$126
Accounts payable	17,152	16,608
Accrued salaries and wages	5,855	5,626
Accrued health benefits	1,210	980
Current portion of pension liability	323	306
Advance billings on customer contracts	25,836	13,021
Other accrued expenses	5,890	5,421

Total current liabilities	56,397	42,088
Pension liability — non-current portion	990	41
Long-term debt — non-current portion	1,538	1,670
Environmental remediation — non-current portion	3,142	3,763

Total liabilities	62,067	47,562

Commitments and contingencies

Shareholders’ Equity:
Preferred stock, no par value; 200,000 shares authorized; none issued	—	—
Common stock, $1.25 par value; 15,000,000 shares authorized, 10,105,759 and 10,236,484 shares issued and outstanding, respectively	12,632	12,796
Capital in excess of par value	19,579	20,635
Retained earnings	51,995	42,487
Accumulated other comprehensive loss	(1,718)	(871)

Total shareholders’ equity	82,488	75,047

Total liabilities and shareholders’ equity	$144,555	$122,609

(a)	Derived from the Company’s audited financial statements as of June 30, 2012 and 2011.

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in thousands, except per share amounts)

	For the Quarter Ended		For the Year Ended
	June 30, 2012	June 30, 2011	June 30, 2012 (a)	June 30, 2011 (a)
Net sales	$61,326	$60,902	$223,577	$203,352
Cost of goods sold	49,065	50,509	185,075	170,184

Gross profit	12,261	10,393	38,502	33,168

Operating expense:
Selling and administrative expenses	5,777	5,176	22,232	20,842
Internal research and development expenses	330	546	1,293	1,110
Amortization of intangible assets	105	198	435	545
Restructuring/impairment charges	(9)	(2)	(68)	75
Gain on acquisition	—	—	—	(2,550)
Gain on sale of property, plant and equipment, net	—	—	—	(139)
Impairment of intangible asset	—	3,663	—	3,663
Impairment of goodwill	—	13,153	—	13,153
Other operating expenses	(9)	2	65	298

Total operating expense	6,194	22,736	23,957	36,997

Operating income (loss)	6,067	(12,343)	14,545	(3,829)

Other income (expense):
Interest expense	(174)	(177)	(696)	(706)
Interest income	21	33	94	151
Gain on sale of investment	—	—	127	—
Other, net	170	141	516	441

Total other income (expense), net	17	(3)	41	(114)

Income (loss) before provision for (benefit from) income taxes	6,084	(12,346)	14,586	(3,943)
Provision for (benefit from) income taxes	2,032	(11,619)	5,078	(11,404)

Net income (loss)	$4,052	$(727)	$9,508	$7,461

Income (loss) per share of common stock:
Basic	$0.40	$(0.07)	$0.93	$0.73

Diluted	$0.40	$(0.07)	$0.93	$0.73

Weighted average shares of common stock outstanding:
Basic	10,082,712	10,236,484	10,174,176	10,217,494

Diluted	10,109,505	10,287,479	10,208,810	10,255,368

(a)	Derived from the Company’s audited financial statements for the years ended June 30, 2012 and 2011.

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED) (a)

(Dollars in thousands)

	For The Years Ended June 30,
	2012	2011
Cash Flows from Operating Activities:
Net income	$9,508	$7,461
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,814	1,611
Deferred income tax expense (benefit)	3,703	(11,276)
Pension (income) expense	(100)	372
Stock-based compensation expense	943	646
Gain on acquisition	—	(2,550)
Gain on sale of property, plant and equipment, net	—	(139)
Gain on sale of investment	(127)	—
Impairment of intangible asset	—	3,663
Impairment of goodwill	—	13,153
Excess tax benefit from stock-based compensation	(376)	(145)
Other	348	348
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable	(5,722)	(4,595)
Income taxes receivable	9	(9)
Inventories and cost of contracts in progress	3,650	77
Prepaid expenses and other assets	(99)	140
Advance billings on customer contracts	12,815	(8,574)
Accounts payable and accrued expenses	551	2,273

Net cash provided by operating activities	26,917	2,456

Cash Flows from Investing Activities:
Purchase of certain assets of Delphi Medical	—	(8,419)
Purchase of certain assets of Byers Peak	—	(4,140)
Change in restricted cash	—	3,162
Purchases of property, plant and equipment	(4,244)	(3,177)
Proceeds from sale of property, plant and equipment	275	4,039
Proceeds from sale of investment	1,750	—

Net cash used in investing activities	(2,219)	(8,535)

Cash Flows from Financing Activities:
Repayments of long-term debt	(135)	(130)
Repurchase of stock	(2,997)	—
Proceeds from the exercise of stock options	458	25
Excess tax benefit from stock-based compensation	376	145

Net cash provided by (used in) financing activities	(2,298)	40

Net increase (decrease) in cash and cash equivalents	22,400	(6,039)
Cash and cash equivalents at beginning of year	24,550	30,589

Cash and cash equivalents at end of year	$46,950	$24,550

Supplemental disclosure of cash flow information:
Cash paid for interest	$350	$365

Cash paid (received) for income taxes	$1,244	$(94)

(a)	Derived from the Company’s audited financial statements for the years ended June 30, 2012 and 2011.

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(UNAUDITED) (a)

(Dollars in thousands)

	Common Stock		Capital In Excess of	Retained	Accumulated Other Comprehensive	Total Shareholders’
	Shares	Amount	Par Value	Earnings	Loss	Equity
Balance at June 30, 2010	10,200,534	$12,751	$19,864	$35,026	$(3,372)	$64,269
Issuance of stock	30,950	39	(39)	—	—	—
Exercise of stock options	5,000	6	19	—	—	25
Stock-based compensation expense	—	—	646	—	—	646
Excess tax benefit from stock-based compensation	—	—	145	—	—	145
Comprehensive income, net of tax:
Net income	—	—	—	7,461	—	7,461
Change in unrecognized pension costs	—	—	—	—	2,501	2,501

Comprehensive income						9,962

Balance at June 30, 2011	10,236,484	12,796	20,635	42,487	(871)	75,047
Issuance of stock	160,641	201	(201)	—	—	—
Forfeiture of restricted stock	(13,290)	(17)	17	—	—	—
Repurchase of stock	(368,068)	(460)	(2,537)	—	—	(2,997)
Exercise of stock options, net of common stock surrendered to facilitate exercise	89,992	112	346	—	—	458
Stock-based compensation expense	—	—	943	—	—	943
Excess tax benefit from stock-based compensation	—	—	376	—	—	376
Comprehensive income, net of tax:
Net income	—	—	—	9,508	—	9,508
Change in unrecognized pension costs	—	—	—	—	(847)	(847)

Comprehensive income						8,661

Balance at June 30, 2012	10,105,759	$12,632	$19,579	$51,995	$(1,718)	$82,488

(a)	Derived from the Company’s audited financial statements for the years ended June 30, 2012 and 2011.

SPARTON CORPORATION AND SUBSIDIARIES

SELECT SEGMENT INFORMATION

(UNAUDITED)

(Dollars in thousands)

Sales:

	For the Quarter Ended June 30,			For the Year Ended June 30,
SEGMENT	2012	2011	% Chg	2012	2011	% Chg
Medical	$28,361	$27,956	1.4%	$110,894	$98,028	13.1%
CS	15,688	14,704	6.7	53,609	49,835	7.6
DSS	20,976	22,594	(7.2)	74,102	69,720	6.3
Eliminations	(3,699)	(4,352)	(15.0)	(15,028)	(14,231)	5.6

Totals	$61,326	$60,902	0.7	$223,577	$203,352	9.9

Gross profit:

	For the Quarter Ended June 30,				For the Year Ended June 30,
SEGMENT	2012	GP %	2011	GP %	2012	GP %	2011	GP %
Medical	$4,152	14.6%	$3,727	13.3%	$15,242	13.7%	$12,938	13.2%
CS	2,435	15.5	1,815	12.3	5,762	10.7	4,835	9.7
DSS	5,674	27.0	4,851	21.5	17,498	23.6	15,395	22.1

Totals	$12,261	20.0	$10,393	17.1	$38,502	17.2	$33,168	16.3

Adjusted gross profit:

	For the Quarter Ended June 30,				For the Year Ended June 30,
SEGMENT	2012	GP %	2011	GP %	2012	GP %	2011	GP %
Medical	$4,152	14.6%	$3,727	13.3%	$15,136	13.6%	$12,938	13.2%
CS	2,435	15.5	1,815	12.3	5,762	10.7	4,835	9.7
DSS	5,674	27.0	4,851	21.5	17,498	23.6	15,395	22.1

Totals	$12,261	20.0	$10,393	17.1	$38,396	17.2	$33,168	16.3

Operating income (loss):

	For the Quarter Ended June 30,				For the Year Ended June 30,
SEGMENT	2012	% of Sales	2011	% of Sales	2012	% of Sales	2011	% of Sales
Medical	$2,431	8.6%	$(14,852)	(53.1)%	$8,685	7.8%	$(8,011)	(8.2)%
CS	1,798	11.5	1,027	7.0	2,985	5.6	1,586	3.2
DSS	4,434	21.1	3,410	15.1	12,415	16.8	10,869	15.6
Other Unallocated	(2,596)	—	(1,928)	—	(9,540)	—	(8,273)	—

Totals	$6,067	9.9	$(12,343)	(20.3)	$14,545	6.5	$(3,829)	(1.9)

Adjusted operating income (loss):

	For the Quarter Ended June 30,				For the Year Ended June 30,
SEGMENT	2012	% of Sales	2011	% of Sales	2012	% of Sales	2011	% of Sales
Medical	$2,431	8.6%	$1,994	7.1%	$8,549	7.7%	$6,362	6.5%
CS	1,798	11.5	1,005	6.8	2,985	5.6	1,546	3.1
DSS	4,434	21.1	3,410	15.1	12,415	16.8	10,869	15.6
Other Unallocated	(2,605)	—	(1,938)	—	(9,578)	—	(8,404)	—

Totals	$6,058	9.9	$4,471	7.3	$14,371	6.4	$10,373	5.1

SPARTON CORPORATION AND SUBSIDIARIES

RECONCILIATON OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(Dollars in thousands, except per share amounts)

	For the Quarter Ended June 30, 2012			For the Quarter Ended June 30, 2011
	GAAP	Non-GAAP Adjustments	Adjusted	GAAP	Non-GAAP Adjustments	Adjusted
Net sales	$61,326	$—	$61,326	$60,902	$—	$60,902
Cost of goods sold	49,065	—	49,065	50,509	—	50,509

Gross profit	12,261	—	12,261	10,393	—	10,393
Operating expense:
Selling and administrative expenses	5,777	—	5,777	5,176	—	5,176
Internal research and development expenses	330	—	330	546	—	546
Amortization of intangible assets	105	—	105	198	—	198
Restructuring/impairment charges	(9)	9	—	(2)	2	—
Impairment of intangible asset	—	—	—	3,663	(3,663)	—
Impairment of goodwill	—	—	—	13,153	(13,153)	—
Other operating expenses	(9)	—	(9)	2	—	2

Total operating expense, net	6,194	9	6,203	22,736	(16,814)	5,922

Operating income (loss)	6,067	(9)	6,058	(12,343)	16,814	4,471

Other income (expense):
Interest expense	(174)	—	(174)	(177)	—	(177)
Interest income	21	—	21	33	—	33
Other, net	170	—	170	141	—	141

Total other income (expense), net	17	—	17	(3)	—	(3)

Income (loss) before provision for (benefit from) income taxes	6,084	(9)	6,075	(12,346)	16,814	4,468
Provision for (benefit from) income taxes	2,032	—	2,032	(11,619)	13,227	1,608

Net income (loss)	$4,052	$(9)	$4,043	$(727)	$3,587	$2,860

Income (loss) per share of common stock:
Basic	$0.40		$0.40	$(0.07)		$0.28

Diluted	$0.40		$0.40	$(0.07)		$0.28

Weighted average shares of common stock outstanding:
Basic	10,082,712		10,082,712	10,236,484		10,236,484

Diluted	10,109,505		10,109,505	10,287,479		10,287,479

SPARTON CORPORATION AND SUBSIDIARIES

RECONCILIATON OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(Dollars in thousands, except per share amounts)

	For the Year Ended June 30, 2012			For the Year Ended June 30, 2011
	GAAP	Non-GAAP Adjustments	Adjusted	GAAP	Non-GAAP Adjustments	Adjusted
Net sales	$223,577	$—	$223,577	$203,352	$—	$203,352
Cost of goods sold	185,075	106	185,181	170,184	—	170,184

Gross profit	38,502	(106)	38,396	33,168	—	33,168
Operating expense:
Selling and administrative expenses	22,232	—	22,232	20,842	—	20,842
Internal research and development expenses	1,293	—	1,293	1,110	—	1,110
Amortization of intangible assets	435	—	435	545	—	545
Restructuring/impairment charges	(68)	68	—	75	(75)	—
Gain on acquisition	—	—	—	(2,550)	2,550	—
Gain on sale of property, plant and equipment, net	—	—	—	(139)	139	—
Impairment of intangible asset	—	—	—	3,663	(3,663)	—
Impairment of goodwill	—	—	—	13,153	(13,153)	—
Other operating expenses	65	—	65	298	—	298

Total operating expense, net	23,957	68	24,025	36,997	(14,202)	22,795

Operating income	14,545	(174)	14,371	(3,829)	14,202	10,373

Other income (expense):
Interest expense	(696)	—	(696)	(706)	—	(706)
Interest income	94	—	94	151	—	151
Gain on sale of investment	127	(127)	—	—	—	—
Other, net	516	—	516	441	—	441

Total other income (expense), net	41	(127)	(86)	(114)	—	(114)

Income (loss) before provision for (benefit from) income taxes	14,586	(301)	14,285	(3,943)	14,202	10,259
Provision for (benefit from) income taxes	5,078	(105)	4,973	(11,404)	15,097	3,693

Net income	$9,508	$(196)	$9,312	$7,461	$(895)	$6,566

Income per share of common stock:
Basic	$0.93		$0.92	$0.73		$0.64

Diluted	$0.93		$0.91	$0.73		$0.64

Weighted average shares of common stock outstanding:
Basic	10,174,176		10,174,176	10,217,494		10,217,494

Diluted	10,208,810		10,208,810	10,255,368		10,255,368

SPARTON CORPORATION AND SUBSIDIARIES

RECONCILIATON OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended		For the Year Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net income (loss)	$4,052	$(727)	$9,508	$7,461
Interest expense	174	177	696	706
Interest income	(21)	(33)	(94)	(151)
Provision for (benefit from) income taxes	2,032	(11,619)	5,078	(11,404)
Depreciation and amortization	542	535	1,814	1,611
Gross profit effect of acquisition contingency settlement	—	—	(106)	—
Restructuring/impairment charges	(9)	(2)	(68)	75
Gain on acquisition	—	—	—	(2,550)
Gain on sale of property, plant and equipment, net	—	—	—	(139)
Impairment of intangible asset	—	3,663	—	3,663
Impairment of goodwill	—	13,153	—	13,153
Gain on sale of investment	—	—	(127)	—

Adjusted EBITDA	$6,770	$5,147	$16,701	$12,425

	For the Year Ended June 30, 2012
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Gross profit	$15,242	$5,762	$17,498	$—	$38,502

Gross profit effect of acquisition contingency settlement	(106)	—	—	—	(106)

Adjusted gross profit	$15,136	$5,762	$17,498	$—	$38,396

SPARTON CORPORATION AND SUBSIDIARIES

RECONCILIATON OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended June 30, 2012
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Operating income (loss)	$2,431	$1,798	$4,434	$(2,596)	$6,067

Restructuring/impairment charges	—	—	—	(9)	(9)

Adjusted operating income (loss)	$2,431	$1,798	$4,434	$(2,605)	$6,058

Depreciation/amortization (a)	$179	$171	$158	$34	$542

	For the Quarter Ended June 30, 2011
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Operating income (loss)	$(14,852)	$1,027	$3,410	$(1,928)	$(12,343)

Restructuring/impairment charges	30	(22)	—	(10)	(2)
Impairment of intangible asset	3,663	—	—	—	3,663
Impairment of goodwill	13,153	—	—	—	13,153

Adjusted operating income (loss)	$1,994	$1,005	$3,410	$(1,938)	$4,471

Depreciation/amortization (a)	$262	$151	$104	$18	$535

	For the Year Ended June 30, 2012
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Operating income (loss)	$8,685	$2,985	$12,415	$(9,540)	$14,545

Restructuring/impairment charges	(30)	—	—	(38)	(68)
Gross profit effect of acquisition contingency settlement	(106)	—	—	—	(106)

Adjusted operating income (loss)	$8,549	$2,985	$12,415	$(9,578)	$14,371

Depreciation/amortization (a)	$704	$565	$461	$84	$1,814

	For the Year Ended June 30, 2011
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Operating income (loss)	$(8,011)	$1,586	$10,869	$(8,273)	$(3,829)

Restructuring/impairment charges	107	(22)	—	(10)	75
Gain on acquisition	(2,550)	—	—	—	(2,550)
Gain on sale of property, plant and equipment, net	—	(18)	—	(121)	(139)
Impairment of intangible asset	3,663	—	—	—	3,663
Impairment of goodwill	13,153	—	—	—	13,153

Adjusted operating income (loss)	$6,362	$1,546	$10,869	$(8,404)	$10,373

Depreciation/amortization (a)	$793	$498	$249	$71	$1,611

(a)	While not a reconciling item between GAAP and non-GAAP operating income, depreciation/amortization is provided here for additional investor information purposes.